Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports First Quarter 2015 Financial Results

▪	First quarter 2015 net income of $9.2 million, or $.25 per diluted share

▪	Noninterest income increased 94% from the previous quarter

▪	Organic loan growth of $113 million in the first quarter of 2015

▪	Created insurance division with purchase of Boyett Agency

▪	Completed merger with Georgia-Carolina Bancshares, Inc. on January 1, 2015

ATLANTA, GA, April 23, 2015 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended March 31, 2015. Net income for the first quarter of 2015 was $9.2 million, compared to $4.3 million for the first quarter of 2014 and $7.6 million for the fourth quarter of 2014. Fully diluted earnings per share were $.25 in the first quarter of 2015 compared to $.13 in the first quarter of 2014 and $.22 in the fourth quarter of 2014.

Joe Evans, Chairman and CEO, commented, "2015 is off to a great start. We had organic loan growth of over $113 million and our fee income initiatives performed exceedingly well, helped significantly by the mortgage leadership that came with our recently completed First Bank of Georgia acquisition and the SBA team that joined us from Bank of Atlanta in the fourth quarter of last year. It is very gratifying to see such positive results from both of these transactions so quickly."

Operating Highlights

Net interest income of $39.1 million in the first quarter of 2015 increased from $32.5 million in the fourth quarter of 2014 as a result of strong organic loan growth and the addition of loans from First Bank of Georgia ("First Bank"). Interest income on loans, excluding purchased credit impaired ("PCI") loans, for the first quarter of 2015 was $21.4 million, up from $17.4 million in the prior quarter. Accretion income on loans was $16.1 million in the first quarter of 2015, up from $14.1 million in the fourth quarter of 2014, and includes the gain from one loan pool closing out during the quarter. Interest expense of $2.0 million in the first quarter of 2015 was up slightly compared to the prior quarter and prior year periods due to the addition of First Bank deposits. Cost of funds for the first quarter of 2015 was 29 basis points, down four basis points from the prior quarter and eight basis points from the prior year period.

The organic loan portfolio continued to perform well in the first quarter of 2015 as past due organic loans represented only .11% of total organic loans. The provision for loan losses was $3.2 million in the first quarter of 2015, of which $1.1 million was related to organic loan growth and $2.1 million to purchased credit impaired loans. Approximately 60% of the provision for PCI loans relates to a re-estimation on one loan from the noncovered PCI portfolio, with the remainder due to quarterly cash flow re-estimations.

Overall, our PCI portfolio continues to perform better than expectations. Increases in expected cash flows are generally recognized over time as an increase in the yield, whereas impairment is recognized immediately.

Noninterest income, excluding (amortization)/accretion of the FDIC receivable for loss share agreements (which we refer to as the indemnification asset), was $10.3 million for the first quarter of 2015, up 94% from $5.3 million in the fourth quarter of 2014. The increase was due primarily to significant contributions in mortgage banking and SBA lending from our two recent bank acquisitions, as well as higher payroll fee income, which had a record first quarter.

Total noninterest income for the first quarter of 2015, which includes (amortization)/accretion of the indemnification asset, was $8.8 million, compared to $6.9 million in the fourth quarter of 2014. We recognized amortization of the indemnification asset of $1.4 million in the first quarter of 2015, as opposed to accretion of the indemnification asset of $1.7 million in the previous quarter.

Total noninterest expense for the first quarter of 2015 was $30.1 million, of which approximately $5.9 million was related to First Bank. Salaries and benefit costs were $19.6 million in the first quarter of 2015, with approximately $3.8 million related to First Bank. Excluding First Bank, noninterest expense and salaries and benefits costs were lower by $1.6 million and $2.0 million, respectively, than in the fourth quarter of 2014 due to planned cost savings from Bank of Atlanta. Merger-related and severance expenses for the first quarter totaled $137 thousand and $365 thousand, respectively.

Financial Condition

Total assets at March 31, 2015 were $3.35 billion, up from $2.88 billion at December 31, 2014 and $2.62 billion at March 31, 2014. Total net loans were $1.97 billion at March 31, 2015, up $364.3 million, excluding loans held for sale, from the fourth quarter of 2014 primarily due to loans acquired from First Bank and strong organic loan growth in the quarter.

Period-end organic loans increased to $1.4 billion at March 31, 2015, a net increase of $113.1 million from the fourth quarter of 2014 and $266.6 million from the first quarter of 2014. Purchased non-credit impaired loans increased $268.1 million from the fourth quarter of 2014, including $271.6 million of loans acquired from First Bank. Purchased credit impaired loans decreased to $190.8 million at the end of the first quarter of 2015, including $1.7 million of PCI loans related to First Bank.

Total deposits at March 31, 2015 were $2.78 billion, up from $2.39 billion at the end of the fourth quarter of 2014 and $2.14 billion at the end of the first quarter of 2014. Period-end noninterest-bearing demand deposits and interest-bearing transaction accounts, which make up total transaction accounts, increased $181.1 million from the fourth quarter of 2014, inclusive of $159.5 million of transaction deposits acquired from First Bank. Period-end noninterest-bearing demand deposits increased $114.6 million from the fourth quarter of 2014, including $89.2 million of noninterest-bearing deposits acquired from First Bank. Period-end noninterest-bearing demand deposits represented 24.9% of total deposits as of March 31, 2015.

Tangible book value per share was $13.70 at the end of the first quarter of 2015. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 14.83% and a Tier I risk-based capital ratio of 19.32%.

Detailed Results

Supplemental tables displaying financial results for the first quarter of 2015 and the previous four quarters are included with this press release.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray and Chief Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. EDT.

Dial in number: 1.800.743.9807

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.4 billion in assets as of March 31, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company and First Bank of Georgia. State Bank operates 21 banking offices in Metro Atlanta and Middle Georgia. First Bank of Georgia operates seven banking offices and four mortgage origination offices in the Augusta and Savannah, Georgia MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements on our conference call may be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisitions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation
1Q15 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
							1Q15 change vs
(Dollars in thousands, except per share amounts)		1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Income Statement Highlights
Interest income on invested funds		$3,602	$2,928	$2,545	$2,522	$2,493	$674	$1,109
Interest income on loans		21,400	17,416	16,162	15,350	15,248	3,984	6,152
Accretion income on loans		16,069	14,124	21,110	17,087	26,536	1,945	(10,467)
Interest expense		1,979	1,923	1,857	1,846	1,894	56	85
Net interest income		39,092	32,545	37,960	33,113	42,383	6,547	(3,291)
Provision for loan losses		3,193	1,189	416	701	590	2,004	2,603
(Amortization) accretion of FDIC receivable for loss share agreements		(1,448)	1,652	(196)	(1,949)	(15,292)	(3,100)	13,844
Other noninterest income		10,257	5,285	3,624	3,348	3,130	4,972	7,127
Noninterest expense		30,094	25,799	22,510	22,076	23,083	4,295	7,011
Income before income taxes		14,614	12,494	18,462	11,735	6,548	2,120	8,066
Income tax expense		5,410	4,909	6,958	4,228	2,226	501	3,184
Net income		$9,204	$7,585	$11,504	$7,507	$4,322	$1,619	$4,882

Common Share Data
Basic net income per share		$.27	$.24	$.36	$.23	$.13	$.03	$.14
Diluted net income per share		.25	.22	.34	.22	.13	.03	.12
Cash dividends declared per share		.05	.04	.04	.04	.03	.01	.02
Book value per share		14.81	14.38	14.20	13.95	13.74	.43	1.07
Tangible book value per share		13.70	13.97	13.83	13.58	13.36	(.27)	.34
Market price per share (quarter end)	u	21.00	19.98	16.24	16.91	17.69	1.02	3.31

Average Balance Sheet Highlights
Loans, excluding purchased credit impaired		$1,791,537	$1,430,495	$1,246,008	$1,192,494	$1,133,802	$361,042	$657,735
Purchased credit impaired loans		194,471	214,518	215,318	236,178	250,824	(20,047)	(56,353)
Assets		3,323,713	2,858,209	2,609,776	2,591,025	2,579,904	465,504	743,809
Deposits		2,716,084	2,339,566	2,125,659	2,108,595	2,088,787	376,518	627,297
Equity		525,268	461,137	448,982	444,175	439,105	64,131	86,163
Tangible equity		485,087	447,641	437,038	432,073	426,828	37,446	58,259

Key Metrics
Return on average assets (1)		1.12%	1.05%	1.75%	1.16%	.68%	.07%	.44%
Return on average equity (1)		7.11	6.53	10.17	6.78	3.99	.58	3.12
Yield on earning assets (2)		5.37	5.08	6.44	5.86	7.71	.29	(2.34)
Cost of funds		.29	.33	.35	.35	.37	(.04)	(.08)
Rate on interest-bearing liabilities		.38	.43	.45	.45	.46	(.05)	(.08)
Net interest margin (2)		5.11	4.80	6.14	5.55	7.38	.31	(2.27)
Average equity to average assets		15.80	16.13	17.20	17.14	17.02	(.33)	(1.22)
Leverage ratio		14.83	15.90	17.16	16.84	16.67	(1.07)	(1.84)
Tier I risk-based capital ratio		19.32	23.12	25.17	27.06	27.20	(3.80)	(7.88)
Efficiency ratio (2)		62.66	65.20	54.28	63.82	76.19	(2.54)	(13.53)
Average loans to average deposits		73.12	70.31	68.75	67.75	66.29	2.81	6.83
Noninterest-bearing deposits to total deposits		24.91	24.14	24.33	21.82	22.02	.77	2.89

(1)  Net income annualized for the applicable period.
(2)  Interest income annualized for the applicable period and calculated on a fully tax-equivalent basis.

State Bank Financial Corporation
1Q15 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						1Q15 change vs
(Dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Assets
Cash and amounts due from depository institutions	$20,426	$10,550	$17,209	$8,333	$7,314	$9,876	$13,112
Interest-bearing deposits in other financial institutions	285,971	470,608	459,271	499,400	549,593	(184,637)	(263,622)
Cash and cash equivalents	306,397	481,158	476,480	507,733	556,907	(174,761)	(250,510)
Investment securities available-for-sale	819,609	640,086	532,447	494,874	454,053	179,523	365,556
Loans (1)	2,000,189	1,634,529	1,504,725	1,441,606	1,413,192	365,660	586,997
Allowance for loan and lease losses (2)	(29,982)	(28,638)	(27,231)	(35,607)	(36,040)	(1,344)	6,058
Loans, net	1,970,207	1,605,891	1,477,494	1,405,999	1,377,152	364,316	593,055
Loans held for sale	45,211	3,174	1,283	726	1,552	42,037	43,659
Other real estate owned (3)	16,848	8,568	15,169	23,938	38,437	8,280	(21,589)
Premises and equipment, net	46,370	35,286	34,696	34,820	34,592	11,084	11,778
Goodwill	30,510	10,606	10,381	10,381	10,381	19,904	20,129
Other intangibles, net	9,045	2,752	1,511	1,663	1,824	6,293	7,221
SBA servicing rights	1,902	1,516	—	—	—	386	1,902
FDIC receivable for loss share agreements	17,098	22,320	26,221	44,775	70,361	(5,222)	(53,263)
Bank-owned life insurance	57,348	41,479	41,136	40,803	40,474	15,869	16,874
Other assets	31,363	29,374	30,779	20,093	36,758	1,989	(5,395)
Total assets	$3,351,908	$2,882,210	$2,647,597	$2,585,805	$2,622,491	$469,698	$729,417
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$691,938	$577,295	$524,634	$461,434	$471,414	$114,643	$220,524
Interest-bearing deposits	2,085,997	1,814,387	1,631,340	1,653,779	1,669,647	271,610	416,350
Total deposits	2,777,935	2,391,682	2,155,974	2,115,213	2,141,061	386,253	636,874
Securities sold under agreements to repurchase	8,250	—	—	—	—	8,250	8,250
Notes payable	2,769	2,771	2,776	2,779	4,371	(2)	(1,602)
Other liabilities	33,708	23,662	30,570	19,506	35,620	10,046	(1,912)
Total liabilities	2,822,662	2,418,115	2,189,320	2,137,498	2,181,052	404,547	641,610
Total shareholders’ equity	529,246	464,095	458,277	448,307	441,439	65,151	87,807
Total liabilities and shareholders’ equity	$3,351,908	$2,882,210	$2,647,597	$2,585,805	$2,622,491	$469,698	$729,417

Capital Ratios (4)
Average equity to average assets	15.80%	16.13%	17.20%	17.14%	17.02%	(.33)%	(1.22)%
Leverage ratio	14.83	15.90	17.16	16.84	16.67	(1.07)	(1.84)
CET1 risk-based capital ratio	19.32	N/A	N/A	N/A	N/A	N/A	N/A
Tier I risk-based capital ratio	19.32	23.12	25.17	27.06	27.20	(3.80)	(7.88)
Total risk-based capital ratio	20.50	24.37	26.42	28.32	28.47	(3.87)	(7.97)

Shares Issued and Outstanding
Common stock	35,738,150	32,269,604	32,271,466	32,130,645	32,123,645	3,468,546	3,614,505

(1)  Loans covered by loss share agreements with the FDIC were approximately $88.6 million at 1Q15, $99.5 million at 4Q14, $114.2 million at 3Q14, $211.3 million at 2Q14 and $246.3 million at 1Q14.
(2) Allowance for loan losses on purchased credit impaired loans was approximately $10.6 million at 1Q15, $10.2 million at 4Q14, $8.4 million at 3Q14, $17.7 million at 2Q14 and $19.2 million at 1Q14.
(3) Other real estate owned covered by loss share agreements with the FDIC was approximately $4.3 million at 1Q15, $3.3 million at 4Q14, $11.2 million at 3Q14, $23.2 million at 2Q14 and $37.5 million at 1Q14.
(4) Beginning January 1, 2015, the Company's ratios are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework.

State Bank Financial Corporation
1Q15 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						1Q15 change vs
(Dollars in thousands, except per share amounts)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Net Interest Income:
Interest income on invested funds	$3,602	$2,928	$2,545	$2,522	$2,493	$674	$1,109
Interest income on loans	21,400	17,416	16,162	15,350	15,248	3,984	6,152
Accretion income on loans	16,069	14,124	21,110	17,087	26,536	1,945	(10,467)
Interest expense	1,979	1,923	1,857	1,846	1,894	56	85
Net interest income	39,092	32,545	37,960	33,113	42,383	6,547	(3,291)
Provision for loan losses	3,193	1,189	416	701	590	2,004	2,603
Net interest income after provision for loan losses	35,899	31,356	37,544	32,412	41,793	4,543	(5,894)
Noninterest Income:
(Amortization) accretion of FDIC receivable for loss share agreements	(1,448)	1,652	(196)	(1,949)	(15,292)	(3,100)	13,844
Service charges on deposits	1,489	1,274	1,206	1,196	1,158	215	331
Mortgage banking income	2,680	322	191	163	159	2,358	2,521
Payroll fee income	1,158	1,050	875	822	953	108	205
SBA income	1,123	477	—	—	—	646	1,123
ATM income	725	624	621	636	590	101	135
Bank-owned life insurance income	455	343	333	329	329	112	126
Gain on sale of investment securities	380	223	—	12	11	157	369
Other	2,247	972	398	190	(70)	1,275	2,317
Total noninterest income	8,809	6,937	3,428	1,399	(12,162)	1,872	20,971
Noninterest Expense:
Salaries and employee benefits	19,582	17,797	14,644	14,575	15,077	1,785	4,505
Occupancy and equipment	3,105	2,615	2,440	2,314	2,529	490	576
Data processing	2,280	1,909	1,758	1,714	1,672	371	608
Legal and professional fees	1,621	844	851	731	1,014	777	607
Marketing	436	491	453	548	332	(55)	104
Federal deposit insurance premiums and other regulatory fees	506	393	356	337	334	113	172
Loan collection and OREO costs	405	(112)	—	(32)	624	517	(219)
Amortization of intangibles	417	257	152	161	162	160	255
Other	1,742	1,605	1,856	1,728	1,339	137	403
Total noninterest expense	30,094	25,799	22,510	22,076	23,083	4,295	7,011
Income Before Income Taxes	14,614	12,494	18,462	11,735	6,548	2,120	8,066
Income tax expense	5,410	4,909	6,958	4,228	2,226	501	3,184
Net Income	$9,204	$7,585	$11,504	$7,507	$4,322	$1,619	$4,882

Net Income Per Share
Basic	$.27	$.24	$.36	$.23	$.13	$.03	$.14
Diluted	.25	.22	.34	.22	.13	.03	.12
Weighted Average Shares Outstanding
Basic	34,373,657	32,271,537	32,206,889	32,126,260	32,094,473	2,102,120	2,279,184
Diluted	36,437,314	33,935,366	33,755,595	33,589,797	33,644,135	2,501,948	2,793,179

State Bank Financial Corporation
1Q15 Financial Supplement: Table 4
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						1Q15 change vs
(Dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Composition of Loans
Organic loans (1):
Construction, land & land development	$388,148	$310,987	$324,008	$271,525	$259,488	$77,161	$128,660
Other commercial real estate	606,347	609,478	591,672	616,418	593,260	(3,131)	13,087
Total commercial real estate	994,495	920,465	915,680	887,943	852,748	74,030	141,747
Residential real estate	107,554	91,448	80,231	75,683	67,896	16,106	39,658
Owner-occupied real estate	191,557	188,933	164,514	167,129	171,221	2,624	20,336
Commercial, financial & agricultural	108,929	90,930	102,417	91,552	66,728	17,999	42,201
Leases	21,491	19,959	19,636	—	—	1,532	21,491
Consumer	9,442	8,658	9,445	7,997	8,320	784	1,122
Total organic loans	1,433,468	1,320,393	1,291,923	1,230,304	1,166,913	113,075	266,555
Purchased non-credit impaired loans(2):
Construction, land & land development	67,129	2,166	—	—	—	64,963	67,129
Other commercial real estate	94,917	26,793	—	—	—	68,124	94,917
Total commercial real estate	162,046	28,959	—	—	—	133,087	162,046
Residential real estate	88,871	43,669	—	—	—	45,202	88,871
Owner-occupied real estate	77,946	22,743	—	—	—	55,203	77,946
Commercial, financial & agricultural	42,494	11,635	—	—	—	30,859	42,494
Consumer	4,517	791	—	—	—	3,726	4,517
Total purchased non-credit impaired loans	375,874	107,797	—	—	—	268,077	375,874
Purchased credit impaired loans (3):
Construction, land & land development	18,791	24,544	25,463	23,851	30,770	(5,753)	(11,979)
Other commercial real estate	54,211	58,680	54,573	54,212	65,599	(4,469)	(11,388)
Total commercial real estate	73,002	83,224	80,036	78,063	96,369	(10,222)	(23,367)
Residential real estate	74,876	78,793	80,859	86,371	92,509	(3,917)	(17,633)
Owner-occupied real estate	39,210	42,168	48,834	43,409	52,791	(2,958)	(13,581)
Commercial, financial & agricultural	3,427	1,953	2,790	3,081	4,228	1,474	(801)
Consumer	332	201	283	378	382	131	(50)
Total purchased credit impaired loans	190,847	206,339	212,802	211,302	246,279	(15,492)	(55,432)
Total loans	$2,000,189	$1,634,529	$1,504,725	$1,441,606	$1,413,192	$365,660	$586,997
Composition of Deposits
Noninterest-bearing demand deposits	$691,938	$577,295	$524,634	$461,434	$471,414	$114,643	$220,524
Interest-bearing transaction accounts	562,378	495,966	377,220	387,855	382,697	66,412	179,681
Savings and money market deposits	1,052,677	954,626	910,488	898,833	903,198	98,051	149,479
Time deposits less than $250,000	319,043	247,757	234,145	247,648	256,323	71,286	62,720
Time deposits $250,000 or greater	58,151	18,946	20,418	20,975	22,537	39,205	35,614
Brokered and wholesale time deposits	93,748	97,092	89,069	98,468	104,892	(3,344)	(11,144)
Total deposits	$2,777,935	$2,391,682	$2,155,974	$2,115,213	$2,141,061	$386,253	$636,874

(1) Loans originated by State Bank and Trust Company ("State Bank") and First Bank of Georgia ("First Bank").
(2) Consists of loans purchased through the Bank of Atlanta and First Bank acquisitions.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due.

State Bank Financial Corporation
1Q15 Financial Supplement: Table 5
Condensed Consolidated Organic Asset Quality Data
Quarterly (Unaudited)
						1Q15 change vs
(Dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Nonperforming organic assets
Nonaccrual loans	$1,428	$1,245	$740	$1,063	$1,265	$183	$163
Troubled debt restructurings	3,374	4,301	875	875	866	(927)	2,508
Total nonperforming organic loans	4,802	5,546	1,615	1,938	2,131	(744)	2,671
Other real estate owned	—	74	410	729	901	(74)	(901)
Total nonperforming organic assets	$4,802	$5,620	$2,025	$2,667	$3,032	$(818)	$1,770

Allowance for loan and lease losses on organic loans
Charge-offs	$76	$1,250	$87	$79	$136	$(1,174)	$(60)
Recoveries	38	39	30	106	338	(1)	(300)
Net charge-offs (recoveries)	$38	$1,211	$57	$(27)	$(202)	$(1,173)	$240

Ratios for organic assets
Annualized QTD charge-offs (recoveries) to total average loans	.01%	.36%	.02%	(.01)%	(.07)%	(.35)%	.08%
Nonperforming loans to total loans	.33	.42	.13	.16	.18	(.09)	.15
Nonperforming assets to loans + OREO	.33	.43	.16	.22	.26	(.10)	.07
Past due loans to total loans	.11	.17	.10	.13	.14	(.06)	(.03)
Allowance for loan and lease losses to loans	1.36	1.39	1.46	1.45	1.44	(.03)	(.08)

State Bank Financial Corporation
1Q15 Financial Supplement: Table 6
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						1Q15 change vs
(Dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14
Selected Average Balances
Interest-bearing deposits in other financial institutions	$320,248	$450,362	$476,190	$490,009	$518,362	$(130,114)	$(198,114)
Investment securities	807,002	603,101	523,488	481,240	430,696	203,901	376,306
Loans, excluding purchased credit impaired (1)	1,791,537	1,430,495	1,246,008	1,192,494	1,133,802	361,042	657,735
Purchased credit impaired loans	194,471	214,518	215,318	236,178	250,824	(20,047)	(56,353)
Total earning assets	3,113,258	2,698,476	2,461,004	2,399,921	2,333,684	414,782	779,574
Total nonearning assets	210,455	159,733	148,772	191,104	246,220	50,722	(35,765)
Total assets	3,323,713	2,858,209	2,609,776	2,591,025	2,579,904	465,504	743,809
Interest-bearing transaction accounts	507,087	433,545	376,052	376,143	357,988	73,542	149,099
Savings & money market deposits	1,072,818	958,782	896,503	892,168	894,994	114,036	177,824
Time deposits less than $250,000	327,363	240,509	239,924	252,459	261,918	86,854	65,445
Time deposits $250,000 or greater	56,973	66,009	20,906	21,489	25,457	(9,036)	31,516
Brokered and wholesale time deposits	103,464	86,371	96,743	100,395	106,555	17,093	(3,091)
Notes payable	2,771	2,775	2,778	3,365	5,212	(4)	(2,441)
FHLB Advances	—	326	—	—	—	(326)	—
Securities sold under agreements to repurchase	24,971	4,284	—	—	727	20,687	24,244
Total interest-bearing liabilities	2,095,447	1,792,601	1,632,906	1,646,019	1,652,851	302,846	442,596
Noninterest-bearing deposits	648,379	554,350	495,531	465,941	441,875	94,029	206,504
Other liabilities	54,619	50,121	32,357	34,890	46,073	4,498	8,546
Shareholders’ equity	525,268	461,137	448,982	444,175	439,105	64,131	86,163
Total liabilities and shareholders' equity	3,323,713	2,858,209	2,609,776	2,591,025	2,579,904	465,504	743,809

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.26%	.26%	.26%	.27%	.01%	—%
Investment securities, tax-equivalent basis (3)	1.72	1.73	1.70	1.84	2.03	(.01)	(.31)
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.87	4.85	5.17	5.19	5.48	.02	(.61)
Purchased credit impaired loans	33.51	26.12	38.90	29.02	42.91	7.39	(9.40)
Total earning assets	5.37%	5.08%	6.44%	5.86%	7.71%	.29%	(2.34)%
Interest-bearing transaction accounts	.14	.13	.13	.12	.12	.01	.02
Savings & money market deposits	.45	.46	.46	.45	.44	(.01)	.01
Time deposits less than $250,000.30		.43	.54	.57	.58	(.13)	(.28)
Time deposits $250,000 or greater	.55	.75	.78	.80	.84	(.20)	(.29)
Brokered and wholesale time deposits	.94	1.02	1.08	.95	.93	(.08)	.01
Notes payable	7.61	9.01	9.00	10.37	11.52	(1.40)	(3.91)
FHLB Advances	—	1.22	—	—	—	(1.22)	—
Securities sold under agreements to repurchase	.24	.09	—	—	—	.15	.24
Total interest-bearing liabilities	.38%	.43%	.45%	.45%	.46%	(.05)%	(.08)%
Net interest spread	4.99%	4.65%	5.99%	5.41%	7.25%	.34%	(2.26)%
Net interest margin	5.11%	4.80%	6.14%	5.55%	7.38%	.31%	(2.27)%

(1)  Includes average nonaccrual loans of $5.1 million for 1Q15, $5.6 million for 4Q14, $1.7 million for 3Q14, $2.0 million for 2Q14, and $2.1 million for 1Q14.
(2)  Interest income or expense annualized for the applicable period.
(3)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $27,000 for 1Q15, $4,000 for 4Q14, $7,000 for 3Q14, $11,000 for 2Q14, and $11,000 for 1Q14.
(4)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $98,000 for 1Q15, $80,000 for 4Q14, $75,000 for 3Q14, $66,000 for 2Q14, and $65,000 for 1Q14.